NEWS RELEASE

As previously announced, TDS will hold a teleconference Aug. 8, 2011 at 7:30 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS SECOND QUARTER 2011 RESULTS

Note: Comparisons are year over year unless otherwise noted.

2Q 2011 Highlights

TDS Corporate

▪  Operating revenues increased 4 percent to $1.3 billion.

▪  Diluted earnings per share attributable to TDS shareholders increased to $0.87 from $0.38.

U.S. Cellular

▪  Smartphones sold, as a percent of total devices sold, increased to 39.6 percent from 15.8 percent.

▪  Service revenues were $1,002.0 million, up 3 percent.

▪  Postpaid ARPU (average revenue per unit) increased to $51.84 from $50.55.

▪  Postpaid churn improved to 1.38 percent from 1.43 percent.

▪  Operating income increased 61 percent to $102.4 million.

▪  Net loss of 58,000 retail customers, reflecting loss of 41,000 postpaid customers and 17,000 prepaid customers; postpaid customers comprised 95 percent of retail customers.

▪  Cell sites in service increased 5 percent to 7,770, of which 4,400 are owned towers.

TDS Telecom

▪  Operating revenues remained stable at $198.9 million.

▪  Operating income increased 5 percent to $25.9 million.

▪  ILEC triple play bundle penetration of residential customers grew to 27 percent.

▪  managedIP stations (ILEC and CLEC) grew to 35,300 from 19,700.

CHICAGO –Aug. 8, 2011 — Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,279.6 million for the second quarter of 2011, an increase of 4 percent from $1,232.2 million in the comparable period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $91.1 million and $0.87, respectively, for the second quarter of 2011, compared to $40.3 million and $0.38, respectively, in the comparable period one year ago.

“Attracting more new customers is a high priority for U.S. Cellular and TDS Telecom and we are devoting substantial effort to this challenge,” said LeRoy T. Carlson, Jr., TDS president and CEO. “Both companies are focused on improving and successfully executing marketing and sales strategies to compete more effectively.

“U.S. Cellular continued to raise average revenue per customer by increasing smartphone penetration and adoption of data plans. Profitability improved in the quarter, due to a strong increase in inbound roaming revenue and expense control, which helped to balance smartphone subsidies and promotional programs, with fewer gross additions contributing to lower sales and marketing experience.

“TDS Telecom had a solid quarter, with stable operating revenues and higher operating income. The company continued to grow ILEC data revenues through increases in hosted and managed services revenues and high-speed data customers. We broke ground on the first of 44 broadband expansion stimulus projects to bring high-speed Internet access to more customers in rural areas. TDS Telecom’s aggressive commercial sales strategy helped the company achieve a strong year-over-year increase in managedIP stations. And in early July, we expanded our hosted and managed services business significantly with the acquisition of OneNeck IT Services Corporation.

“As announced separately today, to simplify our capital structure, improve market liquidity and provide greater financial flexibility, TDS is proposing to reclassify its outstanding Special Common Shares into Common Shares on a one-for-one basis, while retaining the controlling shareholder vote. We will hold a special shareholder meeting later this year to vote on the proposed amendments.”

Second quarter transactions

U.S. Cellular paid $24.6 million in cash to purchase the remaining interest in a wireless business in which it previously held a non-controlling interest.  As a result, the company recorded a $13.4 million pre-tax gain on investments.

Additionally U.S. Cellular sold $342 million of 6.95 percent senior notes and redeemed $330 million of its 7.5 percent senior notes.  The redemption required U.S. Cellular to write-off $8.2 million of previously capitalized debt issuance costs related to the 7.5 percent senior notes.  The $8.2 million was recorded in interest expense.

Also in the quarter, TDS redeemed $282.5 million of 7.6 percent Series A notes.  This redemption required TDS to write-off $7.2 million of previously capitalized debt issuance costs, which was recorded in interest expense.

Guidance for year ending Dec. 31, 2011

Guidance for the year ending Dec. 31, 2011 as of Aug. 8, 2011 is provided below, compared to the previous guidance provided on May 6, 2011.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular	Current Estimates	Previous Estimates (1)
Service revenues	$4,000-$4,100 million	Unchanged
Operating income (3) (4)	$210-$285 million	$185-$285 million
Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (3)	Approx. $590 million	Unchanged
Adjusted OIBDA (2) (4)	$800-$875 million	$775-$875 million
Capital expenditures (4)	$750-$800 million	Unchanged

TDS Telecom
Operating revenues	$800-$830 million	$780-$810 million
Operating income (3)	$85-$115 million	$75-$105 million
Depreciation, amortization and accretion expenses, and losses on asset disposals and impairment of assets (3)	Approx. $185 million	Unchanged
Adjusted OIBDA (2)	$270-$300 million	$260-$290 million
Capital expenditures (5)	$175-$200 million	Unchanged

(1)   The 2011 Estimated Results as disclosed in the TDS Quarterly Report on Form 10-Q for the period ended March 31, 2011.

(2)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(3)   The 2011 Estimated Results do not include any estimate for losses on impairment of assets since these cannot be predicted.

(4)   This guidance is based on U.S. Cellular’s current plans, which include a multi-year deployment of Long-term Evolution (“LTE”) technology commencing in 2011.  As customer demand for data services increases, and competitive conditions in the wireless industry evolve, such as the rate of deployment of LTE technology by other carriers, the timing of U.S. Cellular’s deployment of LTE and the timing of other capital expenditures to support data usage could change. These factors could affect U.S. Cellular’s estimated capital expenditures and operating expenses in 2011.

(5)   The capital expenditure guidance does not include federal grants of $105.1 million awarded to TDS Telecom through the Broadband Stimulus program under the American Recovery and Reinvestment Act for 44 projects to be completed between 2011and 2013.

Stock repurchase summary

The following represents repurchases of TDS Common Shares and TDS Special Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2011 (second quarter)	340,965	$9.9
2011 (first quarter)	407,281	$11.6
2010 (full year)	2,394,476	$68.1
2009 (full year)	6,374,741	$176.6
2008 (full year)	5,861,822	$199.6
Total	15,379,285	$465.8

Conference call information

TDS will hold a conference call on Aug. 8, 2011 at 7:30 a.m. CDT.

▪  Access the live call on the Investor Relations page of www.teldta.com  or at http://www.videonewswire.com/event.asp?id=81248.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7.1 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of June 30, 2011.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Total population
Consolidated markets (1)	91,204,000	91,090,000	90,468,000	90,468,000	90,468,000
Consolidated operating markets (1)	46,888,000	46,774,000	46,546,000	46,546,000	46,546,000
Market penetration at end of period
Consolidated markets (2)	6.5%	6.6%	6.7%	6.7%	6.8%
Consolidated operating markets (2)	12.7%	12.9%	13.0%	13.1%	13.2%
All customers
Total at end of period	5,968,000	6,033,000	6,072,000	6,103,000	6,144,000
Gross additions	257,000	293,000	327,000	338,000	349,000
Net additions (losses)	(70,000)	(39,000)	(31,000)	(41,000)	(3,000)
Smartphones sold as a percent of
total devices sold (3)	39.6%	42.5%	39.6%	23.6%	15.8%
Retail customers
Total at end of period	5,644,000	5,698,000	5,729,000	5,750,000	5,775,000
Smartphone penetration (3) (4)	23.0%	20.2%	16.6%	12.0%	10.1%
Gross additions	226,000	256,000	292,000	301,000	307,000
Net retail additions (losses) (5)	(58,000)	(31,000)	(21,000)	(25,000)	7,000
Net postpaid additions (losses)	(41,000)	(22,000)	(10,000)	(25,000)	(22,000)
Net prepaid additions (losses)	(17,000)	(9,000)	(11,000)	—	29,000
Service revenue components (000s)
Retail service	$868,630	$864,602	$864,905	$865,766	$863,836
Inbound roaming	82,760	64,386	67,545	72,901	60,902
Other	50,640	56,125	59,464	44,836	47,838
Total service revenues (000s)	$1,002,030	$985,113	$991,914	$983,503	$972,576
Total ARPU (6)	$55.69	$54.29	$54.37	$53.53	$52.71
Billed ARPU (7)	$48.27	$47.65	$47.41	$47.12	$46.81
Postpaid ARPU (8)	$51.84	$51.21	$50.99	$50.82	$50.55
Postpaid churn rate (9)	1.4%	1.4%	1.5%	1.6%	1.4%
Capital expenditures (000s)	$162,100	$95,900	$203,400	$124,700	$133,500
Cell sites in service	7,770	7,663	7,645	7,524	7,416

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively.  See footnote (2) below.

(2)    Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)    Smartphones represent wireless devices which run on a Blackberry®, Windows Mobile, or Android operating system.

(4)    Smartphone penetration is calculated by dividing postpaid customers on smartphone service plans by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the retail postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

TDS Telecom Summary Operating Data (Unaudited)

Quarter Ended	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
TDS Telecom
ILEC:
Equivalent access lines (1)	764,600	765,300	767,200	773,800	779,200
Physical access lines (2)	496,300	501,200	507,700	517,000	525,000
High-speed data customers (3)	235,600	231,800	227,700	225,400	223,200
Long-distance customers	373,200	370,600	370,100	370,800	369,100
managedIP stations (4)	5,100	4,300	3,600	3,100	2,700
Capital expenditures (000s)	$39,100	$22,100	$55,700	$33,000	$28,200
CLEC:
Equivalent access lines (1)	328,700	331,000	335,400	338,700	343,100
High-speed data customers (3)	31,500	32,300	33,100	33,900	35,000
managedIP stations (4)	30,200	27,200	23,800	20,300	17,000
Capital expenditures (000s)	$6,200	$4,200	$6,200	$5,500	$5,400

(1)     Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of managedIP stations.

(2)    Individual circuits connecting customers to a telephone company’s central office facilities.

(3)    The number of customers provided high-capacity data circuits via various technologies, including DSL, managedIP and dedicated Internet circuit technologies.

(4)    The number of telephone handsets providing communications using packet networking technology.

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2011	2010	Amount	Percent
Operating revenues
U.S. Cellular	$1,076,182	$1,029,893	$46,289	4%
TDS Telecom	198,896	199,206	(310)	—
All Other (1)	4,562	3,120	1,442	46%
	1,279,640	1,232,219	47,421	4%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	822,587	820,684	1,903	—
Depreciation, amortization and accretion	148,283	144,455	3,828	3%
Loss on asset disposals, net	2,922	1,250	1,672	>100%
	973,792	966,389	7,403	1%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	128,846	131,565	(2,719)	(2%)
Depreciation, amortization and accretion	43,843	43,149	694	2%
(Gain) Loss on asset disposals, net	317	(68)	385	>100%
	173,006	174,646	(1,640)	(1%)
All Other (1)
Expenses excluding depreciation and amortization	4,569	2,117	2,452	>100%
Depreciation and amortization	2,625	2,654	(29)	(1%)
(Gain) Loss on asset disposals, net	(1)	32	(33)	>(100%)
	7,193	4,803	2,390	50%

Total operating expenses	1,153,991	1,145,838	8,153	1%
Operating income (loss)
U.S. Cellular	102,390	63,504	38,886	61%
TDS Telecom	25,890	24,560	1,330	5%
All Other (1)	(2,631)	(1,683)	(948)	(56%)
	125,649	86,381	39,268	45%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	22,590	25,997	(3,407)	(13%)
Interest and dividend income	2,093	2,674	(581)	(22%)
Gain on investment	13,373	—	13,373	N/M
Interest expense	(45,417)	(29,265)	(16,152)	(55%)
Other, net	1,306	(1,929)	3,235	>100%
Total investment and other income (expense)	(6,055)	(2,523)	(3,532)	>(100%)
Income before income taxes	119,594	83,858	35,736	43%
Income tax expense	10,916	31,469	(20,553)	(65%)
Net income	108,678	52,389	56,289	>100%
Less: Net income attributable to noncontrolling interests, net of tax	(17,615)	(12,102)	(5,513)	(46%)
Net income attributable to TDS shareholders	91,063	40,287	50,776	>100%
Preferred dividend requirement	(12)	(12)	—	—
Net income available to common shareholders	$91,051	$40,275	$50,776	>100%

Basic weighted average shares outstanding	103,509	105,520	(2,011)	(2%)
Basic earnings per share attributable to TDS shareholders	$0.88	$0.38	$0.50	>100%

Diluted weighted average shares outstanding	104,062	105,907	(1,845)	(2%)
Diluted earnings per share attributable to TDS shareholders	$0.87	$0.38	$0.49	>100%

(1)   Consists of Suttle Straus printing and distribution operations, corporate operations and intercompany eliminations.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Six Months Ended June 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2011	2010	Amount	Percent
Operating revenues
U.S. Cellular	$2,133,274	$2,053,750	$79,524	4%
TDS Telecom	397,812	394,711	3,101	1%
All Other (1)	7,235	6,193	1,042	17%
	2,538,321	2,454,654	83,667	3%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	1,676,554	1,618,508	58,046	4%
Depreciation, amortization and accretion	293,328	287,688	5,640	2%
Loss on asset disposals, net	3,959	6,426	(2,467)	(38%)
	1,973,841	1,912,622	61,219	3%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	250,615	257,430	(6,815)	(3%)
Depreciation, amortization and accretion	88,680	86,572	2,108	2%
Loss on asset disposals, net	421	277	144	52%
	339,716	344,279	(4,563)	(1%)
All Other (1)
Expenses excluding depreciation and amortization	6,685	4,047	2,638	65%
Depreciation and amortization	5,261	5,387	(126)	(2%)
(Gain) Loss on asset disposals, net	1	(58)	59	>100%
	11,947	9,376	2,571	27%

Total operating expenses	2,325,504	2,266,277	59,227	3%
Operating income (loss)
U.S. Cellular	159,433	141,128	18,305	13%
TDS Telecom	58,096	50,432	7,664	15%
All Other (1)	(4,712)	(3,183)	(1,529)	(48%)
	212,817	188,377	24,440	13%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	41,978	50,900	(8,922)	(18%)
Interest and dividend income	4,717	5,115	(398)	(8%)
Gain on investment	13,373	—	13,373	N/M
Interest expense	(73,516)	(58,223)	(15,293)	(26%)
Other, net	1,386	(2,119)	3,505	>100%
Total investment and other income (expense)	(12,062)	(4,327)	(7,735)	>(100%)
Income before income taxes	200,755	184,050	16,705	9%
Income tax expense	39,833	69,392	(29,559)	(43%)
Net income	160,922	114,658	46,264	40%
Less: Net income attributable to noncontrolling interests, net of tax	(28,237)	(25,957)	(2,280)	(9%)
Net income attributable to TDS shareholders	132,685	88,701	43,984	50%
Preferred dividend requirement	(25)	(25)	—	—
Net income available to common shareholders	$132,660	$88,676	$43,984	50%

Basic weighted average shares outstanding	103,765	105,728	(1,963)	(2%)
Basic earnings per share attributable to TDS shareholders	$1.28	$0.84	$0.44	52%

Diluted weighted average shares outstanding	104,301	106,071	(1,770)	(2%)
Diluted earnings per share attributable to TDS shareholders	$1.27	$0.83	$0.44	53%

(1)     Consists of Suttle Straus printing and distribution operations, corporate operations and intercompany eliminations.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	June 30,	December 31,
	2011	2010
Current assets
Cash and cash equivalents	$584,436	$368,134
Short-term investments	270,896	402,882
Accounts receivable from customers and others	519,102	512,946
Inventory	165,156	116,330
Net deferred income tax asset	47,970	37,079
Prepaid expenses	89,997	76,935
Income taxes receivable	63,978	64,386
Other current assets	17,390	17,384
	1,758,925	1,596,076

Assets held for sale	53,910	—

Investments
Licenses	1,462,926	1,460,126
Goodwill	728,455	728,455
Other intangible assets	26,316	30,810
Investments in unconsolidated entities	177,963	197,922
Long-term investments	90,900	102,185
Other investments	8,701	8,988
	2,495,261	2,528,486

Property, plant and equipment, net
U.S. Cellular	2,582,045	2,615,072
TDS Telecom	897,117	909,951
Other	38,776	33,311
	3,517,938	3,558,334

Other assets and deferred charges	94,874	79,623

Total assets	$7,920,908	$7,762,519

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	June 30,	December 31,
	2011	2010
Current liabilities
Current portion of long-term debt	$1,919	$1,711
Accounts payable	344,026	344,355
Customer deposits and deferred revenues	194,381	171,781
Accrued interest	5,546	2,718
Accrued taxes	44,830	46,110
Accrued compensation	75,912	99,020
Other current liabilities	97,122	144,938
	763,736	810,633

Liabilities held for sale	871	—

Deferred liabilities and credits
Net deferred income tax liability	688,311	585,468
Other deferred liabilities and credits	402,143	404,892

Long-term debt	1,530,369	1,499,862

Noncontrolling interests with redemption features	863	855

Equity
TDS shareholders’ equity
Series A Common, Special Common and Common Shares, par value $.01	1,270	1,270
Capital in excess of par value	2,108,280	2,107,929
Special Common and Common Treasury shares, at cost	(756,284)	(738,695)
Accumulated other comprehensive loss	(2,972)	(3,208)
Retained earnings	2,553,863	2,446,626
Total TDS shareholders’ equity	3,904,157	3,813,922

Preferred shares	830	830
Noncontrolling interests	629,628	646,057

Total equity	4,534,615	4,460,809

Total liabilities and equity	$7,920,908	$7,762,519

Balance Sheet Highlights June 30, 2011 (Unaudited, dollars in thousands)

	U.S.	TDS	TDS Corporate	Intercompany		TDS
	Cellular	Telecom	& Other	Eliminations		Consolidated
Cash and cash equivalents	$428,625	$5,028	$150,783	$	―	$584,436
Affiliated cash investments	―	423,931	―		(423,931)	―
Short-term investments	96,085	73,990	100,821		―	270,896
	$524,710	$502,949	$251,604		$(423,931)	$855,332

Licenses, goodwill and other intangible assets	$1,950,174	$462,228	$(194,705)	$	―	$2,217,697
Investment in unconsolidated entities	142,377	3,806	41,102		(9,322)	177,963
Long-term and other investments	44,323	1,327	53,951		―	99,601
	$2,136,874	$467,361	$(99,652)		$(9,322)	$2,495,261

Property, plant and equipment, net	$2,582,045	$897,117	$38,776	$	―	$3,517,938

Long-term debt:
Current portion	$101	$237	$1,581	$	―	$1,919
Non-current portion	880,300	1,887	648,182		―	1,530,369
Total	$880,401	$2,124	$649,763	$	―	$1,532,288

Preferred shares	$ ―	$ ―	$830	$	―	$830

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at June 30, 2011 and December 31, 2010.

	June 30,	December 31,
	2011	2010
Cash and cash equivalents	$584,436	$368,134
Amounts included in short-term investments (1) (2)
Government-backed securities (3)	196,656	305,612
Certificates of deposit	74,240	97,270
	$270,896	$402,882

Amounts included in long-term investments (1) (4)
Government-backed securities (3)	$90,900	$102,185

(1)     Designated as held-to-maturity investments and recorded at amortized cost on the consolidated balance sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasuries and corporate notes that are guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

(4)     At June 30, 2011, maturities range between 12 and 24 months from the balance sheet date.

Telephone and Data Systems, Inc. Consolidated Statement of Cash Flows Six Months Ended June 30, (Unaudited, dollars in thousands)

	2011	2010
Cash flows from operating activities
Net income	$160,922	$114,658
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	387,269	379,647
Bad debts expense	29,906	39,633
Stock-based compensation expense	18,913	16,743
Deferred income taxes, net	79,637	(28,881)
Equity in earnings of unconsolidated entities	(41,978)	(50,900)
Distributions from unconsolidated entities	47,375	48,740
Loss on asset disposals, net	4,381	6,645
Gain on investment	(13,373)	—
Noncash interest expense	17,147	2,715
Other operating activities	1,070	666
Changes in assets and liabilities from operations
Accounts receivable	(37,819)	(20,985)
Inventory	(48,826)	32,177
Accounts payable	(448)	(35,572)
Customer deposits and deferred revenues	22,600	4,217
Accrued taxes	(2,345)	24,209
Accrued interest	2,945	102
Other assets and liabilities	(89,713)	(31,468)
	537,663	502,346

Cash flows from investing activities
Additions to property, plant and equipment	(338,711)	(317,950)
Cash paid for acquisitions and licenses	(22,167)	(28,264)
Cash paid for investments	(71,000)	(385,000)
Cash received for investments	213,030	15,661
Other investing activities	(816)	1,479
	(219,664)	(714,074)

Cash flows from financing activities
Repayment of long-term debt	(613,387)	(1,280)
Issuance of long-term debt	643,700	—
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	1,055	845
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	1,264	144
Repurchase of TDS Common and Special Common Shares	(21,500)	(31,092)
Repurchase of U.S. Cellular Common Shares	(62,308)	(21,423)
Dividends paid	(24,343)	(23,732)
Payment of debt issuance costs	(21,191)	—
Distributions to noncontrolling interests	(1,377)	(4,314)
Other financing activities	2,077	65
	(96,010)	(80,787)

Cash classified as held for sale	(5,687)	—

Net increase (decrease) in cash and cash equivalents	216,302	(292,515)
Cash and cash equivalents
Beginning of period	368,134	670,992
End of period	$584,436	$378,477

TDS Telecom Highlights Three Months Ended June 30, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2011	2010	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$42,916	$45,738	$(2,822)	(6%)
Data	36,998	31,993	5,005	16%
Network access	66,320	66,951	(631)	(1%)
Miscellaneous	9,772	9,576	196	2%
	156,006	154,258	1,748	1%
Operating expenses
Cost of services and products	49,839	49,302	537	1%
Selling, general and administrative expenses	42,597	44,167	(1,570)	(4%)
Depreciation, amortization and accretion	38,404	36,847	1,557	4%
Loss on asset disposals, net	270	(228)	498	>100%
	131,110	130,088	1,022	1%

Operating income	$24,896	$24,170	$726	3%

Competitive Local Exchange Carrier Operations
Revenues	$45,596	$47,325	$(1,729)	(4%)

Expenses (excluding Depreciation, amortization and accretion)	39,116	40,473	(1,357)	(3%)
Depreciation, amortization and accretion	5,439	6,302	(863)	(14%)
Loss on asset disposals, net	47	160	(113)	(71%)
	44,602	46,935	(2,333)	(5%)

Operating income	$994	$390	$604	>100%

Intercompany revenues	$(2,706)	$(2,377)	$(329)	(14%)
Intercompany expenses	(2,706)	(2,377)	(329)	(14%)

Total TDS Telecom operating income	$25,890	$24,560	$1,330	5%

TDS Telecom Highlights Six Months Ended June 30, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2011	2010	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$86,086	$90,296	$(4,210)	(5%)
Data	73,150	60,291	12,859	21%
Network access	132,492	134,893	(2,401)	(2%)
Miscellaneous	20,094	18,934	1,160	6%
	311,822	304,414	7,408	2%
Operating expenses
Cost of services and products	97,523	95,794	1,729	2%
Selling, general and administrative expenses	80,790	85,904	(5,114)	(6%)
Depreciation, amortization and accretion	77,751	73,905	3,846	5%
Loss on asset disposals, net	343	32	311	>100%
	256,407	255,635	772	—

Operating income	$55,415	$48,779	$6,636	14%

Competitive Local Exchange Carrier Operations
Revenues	$90,924	$95,068	$(4,144)	(4%)

Expenses (excluding Depreciation amortization and accretion)	77,236	80,503	(3,267)	(4%)
Depreciation, amortization and accretion	10,929	12,667	(1,738)	(14%)
Loss on asset disposals, net	78	245	(167)	(68%)
	88,243	93,415	(5,172)	(6%)

Operating income	$2,681	$1,653	$1,028	62%

Intercompany revenues	$(4,934)	$(4,771)	$(163)	(3%)
Intercompany expenses	(4,934)	(4,771)	(163)	(3%)

Total TDS Telecom operating income	$58,096	$50,432	$7,664	15%

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Three Months Ended June 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,076,182	$198,896	$4,562	$1,279,640
Deduct:
U.S. Cellular equipment sales revenue	74,152
Service revenues	1,002,030

Operating income (loss)	102,390	25,890	(2,631)	125,649
Add (Deduct):
Depreciation, amortization and accretion	148,283	43,843	2,625	194,751
Loss on impairment of intangible assets	—	—	—	—
(Gain) Loss on asset disposals	2,922	317	(1)	3,238
Adjusted OIBDA (3)	$253,595	$70,050	$(7)	$323,638

Adjusted OIBDA margin (4)	25.3%	35.2%

Three Months Ended June 30, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,029,893	$199,206	$3,120	$1,232,219
Deduct:
U.S. Cellular equipment sales revenue	57,317
Service revenues	972,576

Operating income (loss)	63,504	24,560	(1,683)	86,381
Add (Deduct):
Depreciation, amortization and accretion	144,455	43,149	2,654	190,258
Loss on impairment of intangible assets	—	—	—	—
(Gain) Loss on asset disposals	1,250	(68)	32	1,214
Adjusted OIBDA (3)	$209,209	$67,641	$1,003	$277,853

Adjusted OIBDA margin (4)	21.5%	34.0%

	TDS Consolidated
Three Months Ended June 30,	2011	2010
Cash flows from operating activities	$275,873	$291,686
Deduct:
Capital expenditures	211,248	171,328
Free cash flow (5)	$64,625	$120,358

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Six Months Ended June 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$2,133,274	$397,812	$7,235	$2,538,321
Deduct:
U.S. Cellular equipment sales revenue	146,131
Service revenues	1,987,143

Operating income (loss)	159,433	58,096	(4,712)	212,817
Add (Deduct):
Depreciation, amortization and accretion	293,328	88,680	5,261	387,269
Loss on impairment of intangible assets	—	—	—	—
Loss on asset disposals	3,959	421	1	4,381
Adjusted OIBDA (3)	$456,720	$147,197	$550	$604,467

Adjusted OIBDA margin (4)	23.0%	37.0%

Six Months Ended June 30, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$2,053,750	$394,711	$6,193	$2,454,654
Deduct:
U.S. Cellular equipment sales revenue	116,166
Service revenues	1,937,584

Operating income (loss)	141,128	50,432	(3,183)	188,377
Add (Deduct):
Depreciation, amortization and accretion	287,688	86,572	5,387	379,647
Loss on impairment of intangible assets	—	—	—	—
(Gain) Loss on asset disposals	6,426	277	(58)	6,645
Adjusted OIBDA (3)	$435,242	$137,281	$2,146	$574,669

Adjusted OIBDA margin (4)	22.5%	34.8%

	TDS Consolidated
Six Months Ended June 30,	2011	2010
Cash flows from operating activities	$537,663	$502,346
Deduct:
Capital expenditures	338,711	317,950
Free cash flow (5)	$198,952	$184,396

(1)   Includes ILEC and CLEC intercompany eliminations.

(2)   Consists of a non-reportable segment (Suttle-Straus), corporate operations and, intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)   Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future. TDS believes this measure provides useful information to investors regarding TDS' financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(4)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results. TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)   Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.